Exhibit 99.7


                             SIXTH AMENDMENT TO
                       AGREEMENT OF PURCHASE AND SALE
                       AND JOINT ESCROW INSTRUCTIONS


      THIS SIXTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is made as of the 17th day of February, 2000, by and between Inprise Corporation ("Seller") and ScanlanKemperBard Companies, an Oregon corporation ("Buyer").

                                    RECITALS

      A. Buyer and Seller are parties to an Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of December 30, 1999, as amended by a First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of January 27, 2000, a Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 8, 2000, a Third Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 11, 2000, a Fourth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 15, 2000, and a Fifth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of February 16, 2000 ("Original Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, certain real and personal property located at 100 Enterprise Way, Scotts Valley, California, and certain related rights, all as more particularly described in the Original Agreement (collectively, the "Property"); and

      B. Buyer and Seller desire to amend the Original Agreement as provided in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

      1. Definitions. Capitalized terms that are used but not defined in this Amendment, shall have the respective definitions given to such terms in the Original Agreement. As used herein, the term "Agreement" shall mean the Original Agreement, as amended by this Amendment and any subsequent amendments.

      2. Entitlements. The following new Section 1.1.6 shall be added to the Agreement immediately following Section 1.1.5:

                 "1.1.6 Seller's right, title and interest in and to any and all rights and entitlements solely to the extent relating to development of the Real Property (and not the Polo Ranch property) (collectively, the 'Entitlements') including, without limitation, (i) Seller's rights solely related to the Real Property under that certain Owner Participation and Development Agreement, dated December 25, 1991, by and between Borland International, Inc., a Delaware corporation and the Redevelopment Agency of the City of Scotts Valley, a public body, corporate and politic of the State of California ('Agency'), and the City of Scotts Valley, a municipal corporation ('City'), as amended from time to time ('Development Agreement'), (ii) any development fee credits and other credits toward fees relating to development of the real property (collectively, 'Fee Credits') including, without limitation, that certain off-site fee credit of $889,303 referred to in Resolution No. 1539 of the City Counsel of the City of Scotts Valley and that certain development fee credit of $288,243 referred to in that certain letter, dated April 28, 1995, from the Planning Director of the City of Scotts Valley to Borland International (a copy of such Resolution and letter are attached as Exhibit "A" to the Sixth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 15, 2000, by and between Buyer and Seller). Prior to the Close of Escrow, Seller shall, at Seller's expense but with Buyer's cooperation, exercise commercially reasonable best efforts to obtain the written consent of the City and Agency to the assignment of all of Seller's rights to Buyer under the Development Agreement and the assignment of the Fee Credits to Buyer (the 'Transfer of Entitlements Consent'). Seller is not making any representation or warranty that the Fee Credits are transferable. Buyer shall provide to the City and Agency any and all documents, including financial statements and/or tax returns, reasonably requested by the City or Agency in connection with their review of the assignment of Seller's rights to Buyer under the Development Agreement."

      3. Transfer of Entitlements. Section 3.3 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted:

                 "3.3 At the Close of Escrow, (i) Seller shall transfer its right, title and interest to the Personal Property pursuant to a bill of sale (the 'Bill of Sale') in a form to be prepared by Seller prior to the Contingency Deadline and which shall be reasonably satisfactory to Buyer, (ii) Seller shall transfer and assign its right, title and interest in the Leases, and, to the extent transferable, Approved Contracts and Documents pursuant to an assignment (the 'Assignment of Leases, Approved Contracts and Documents') in a form to be prepared by Seller prior to the Contingency Deadline and which shall be reasonably satisfactory to Buyer and (iii) Seller shall transfer and assign its right, title and interest in the Entitlements, and Buyer shall assume Seller's obligations under the Development Agreement to the extent related to the Real Property, pursuant to an assignment (the 'Assignment of Entitlements') in a form to be prepared by Seller prior to the Contingency Deadline and which shall be reasonably satisfactory to Buyer. Seller shall exercise good faith efforts to obtain, at its sole cost and expense, any consents needed for assignment to Buyer of the Leases, Approved Contracts, Documents and Entitlements."

      4.   [Intentionally Omitted.]

      5.   Additional Buyer's Closing Condition.  The following Section
 5.1.8 shall be added to the Agreement immediately following Section 5.1.7:

                 "5.1.8 Transfer of Entitlements Consent. It shall be a Buyer's Closing Condition that Buyer shall have received the Transfer of Entitlements Consent, duly executed on behalf of the City and the Agency."

      6. Closing Deliveries. Section 6.1.2 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted:

                 "6.1.2 Two (2) executed counterparts of (i) the Assignment of Leases, Approved Contracts and Documents, (ii) the Bill of Sale and (iii) the Assignment of Entitlements."

 Section 7.1.2 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted:

                 "7.1.2 Two (2) executed counterparts of (i) the Assignment of Leases, Approved Contracts and Documents, (ii) the Bill of Sale and (iii) Assignment of Entitlements."

      7. Closing Date. Section 10.3 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted:

                 "10.3 The term 'Closing Date' shall mean the date upon which the Close of Escrow shall occur, which date shall be Friday, March 17, 2000, as such date may be extended pursuant to the terms of this Agreement. The Closing Date shall occur on any weekday from Tuesday through Friday. If any extension or postponement of the Closing Date is scheduled for a Monday for any reason, the Closing Date shall be automatically postponed until the next business day."

      8.   Disbursements.  A new subsection (b) shall be added to Section
 11.1.1 of the Original Agreement as follows, and existing subsection (b) shall be changed to subsection (c):

                      "(b) Retain Two Million Five Hundred Thousand Dollars ($2,500,000) of the Purchase Price in the Post-Closing Reserve in accordance with the provisions of Section 11.2, below."

      9. Post-Closing Reserve. The following new Section 11.2 shall be added to the Agreement immediately following Section 11.1:

           "11.2 Post-Closing Reserve.

                 "11.2.1 Establishment of Reserve. Upon the Close of Escrow, Two Million Five Hundred Thousand Dollars ($2,500,000.00) of the Purchase Price shall be retained in Escrow for the purposes described in this Section 11.2 (the 'Post-Closing Reserve').

                 "11.2.2 Investing Funds in the Reserve. Escrow Holder shall initially invest all funds held in the Post-Closing Reserve in an interest-bearing bank account at a bank that Buyer and Seller approve. Thereafter Escrow Holder may invest and reinvest the funds held in the Post-Closing Reserve in bonds, notes, treasury bills or other securities constituting direct obligations of, or fully guaranteed by, the United States of America (and provided, further, that such direct obligations or guarantees, as the case may be, are entitled to the full faith and credit of the United States government), or in certificates of deposit issued by Bank or any other U.S. bank having assets not less than $500,000,000 and net worth not less than $100,000,000 (provided, however, that not more than $1,000,000 shall be invested in certificates of deposit in any one bank without the prior written consent of Buyer and Seller (which may be granted or withheld in their respective sole discretion). All of the securities and investments described in the immediately preceding sentence shall have a maturity of three (3) months or less, and all of which shall mature on or prior to the second anniversary of the Close of Escrow (the "Second Anniversary"). All interest, dividends and other income or proceeds earned on funds in the Post-Closing Reserve ("Reserve Income") shall be allocated/taxed to Seller for all income tax purposes. Escrow Holder shall disburse to Seller, within five (5) days following written request by Seller, which request shall not be made more frequently than once per calendar month, any Reserve Income in Escrow. Neither Buyer nor Seller shall be liable in any manner to the other as a result of any investment decision made, or any approval of or failure to approve any investment decision, with respect to the Post-Closing Reserve.

                 "11.2.3 Claims on Reserve.

                      "11.2.3.1    Entitlement to Funds.  After Buyer has
      incurred Two Million Five Hundred Thousand Dollars ($2,500,000.00) for 'Stated Expenditures' (as hereinafter defined), Buyer shall be entitled to draw funds from the Post-Closing Reserve, up to the maximum amount on deposit therein (exclusive of any Reserve Income), to pay for, or reimburse itself for, any additional Stated Expenditures that Buyer may reasonably incur; provided, however, the maximum aggregate amount of funds that Buyer may draw from the Post-Closing Reserve for 'Deferred Maintenance Items' (as defined below) shall be Five Hundred Thousand Dollars ($500,000.00). After Buyer has incurred $2,500,000 of Stated Expenditures, Buyer shall deliver written notice to Seller stating that Buyer has incurred such amount of Stated Expenditures and that Buyer will seek reimbursement for additional Stated Expenditures (to the extent permitted under this Agreement) from the Post-Closing Reserve. Such notice shall be accompanied by reasonable back-up documentation (such as invoices and/or copies of checks) identifying the Stated Expenditures incurred to date. As used herein, the term 'Stated Expenditures' means: (1) any repairs or improvements to, or replacements of, any portion of the Property to the extent reasonably deemed necessary by Buyer as a result of any deferred maintenance at the Property as of the Close of Escrow ("Deferred Maintenance Items"), (2) any tenant improvement costs or allowances with respect to any space at the Property; provided, however, that any proposed tenant improvement cost or allowance in excess of Ten Dollars ($10) per rentable square foot shall be subject to approval by Seller, which approval shall not be unreasonably withheld, delayed or conditioned, and which approval shall be deemed granted if Seller fails to object in writing to such cost or allowance within five (5) Business Days following delivery to Seller of notice of such proposed tenant improvement cost or allowance, (3) any leasing commissions with respect to leases for space at the Property to the extent paid or payable by or on behalf of Buyer to independent third parties, and (4) those certain retrofit costs (including, without limitation the cost of demising space in Modules A, B and C) as are referred to in that certain letter, dated January 27, 2000, from Buyer to Seller, a copy of which is attached as Exhibit "B" to the Sixth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of February 15, 2000, by and between Buyer and Seller.

                      "11.2.3.2    Disbursement Notice.  If Buyer believes
      in good faith that it is entitled to draw funds from the Post-Closing Reserve for Stated Expenditures, it shall deliver a written notice ('Disbursement Notice') to Escrow Holder, with a copy to Seller. The Disbursement Notice shall (i) state the amount of disbursement Buyer is seeking, (ii) specify the date such disbursement should be made (which shall be no sooner than three (3) Business Days after the date the Disbursement Notice is delivered to Escrow Holder), (3) contain Buyer's statement that Buyer has previously incurred (and has not been reimbursed for) $2,500,000 of its own funds for Stated Expenditures, and that the requested disbursement is to pay or reimburse Buyer for additional Stated Expenditures reasonably incurred by Buyer to the extent reimbursable under this Section 11.2.3, (4) be signed by Buyer and (5) be accompanied by copies of reasonable back-up documentation (such as invoices and/or copies of checks) identifying the expenditures for which the disbursement will be used and showing that such expenditures have been paid or are payable. Except as expressly provided in Section 11.2.3.3, below, Escrow Holder shall disburse funds from the Post-Closing Reserve to Buyer (or as otherwise directed by Buyer) in accordance with any Disbursement Notice delivered by Buyer to Escrow, and Buyer and Seller hereby irrevocably instruct Escrow Holder to make such disbursement. Escrow Holder shall have no obligation or right to verify or question the accuracy or sufficiency of information set forth in or accompanying any Disbursement Notice. In addition, no consent or further instructions from Seller shall be required as a condition to any such disbursement and, except as expressly provided in Section 11.2.3.3, below, such disbursement shall be made notwithstanding any contrary instructions that may be delivered by Seller to Escrow Holder. In the event Seller disputes any Disbursement Notice or Buyer's entitlement to funds from the Post-Closing Reserve, Seller shall not be entitled to prevent disbursement in accordance with the Disbursement Notice, whether through demand made upon Escrow Holder or by injunction or other equitable remedy, but Seller may cause certain future disbursements to be suspended pending resolution of such dispute to the extent expressly provided in
      Section 11.2.3.3, below. Escrow Holder shall not be liable with respect to the sufficiency of or correctness as to form, manner of execution of or validity of any Disbursement Notice deposited with Escrow Holder, nor with respect to the identity, authority or rights of any person executing the same.

                      "11.2.3.3    Disputes.  In the event Seller shall in
      good faith object to any Disbursement Notice, Seller shall deliver written notice ("Dispute Notice") of such objection to Buyer and Escrow Holder within ten (10) Business Days after delivery of the disputed Disbursement Notice. Seller may object to a Disbursement Notice only for the following reasons: (i) the disbursement is sought for purposes other than paying or reimbursing Stated Expenditures,
      (ii) Buyer is seeking disbursement for Deferred Maintenance Items after Buyer has already received aggregate disbursements for Deferred Maintenance Items which exceed $500,000, (iii) the requested disbursement otherwise violates the terms of this Agreement, (iv) Buyer has not applied prior disbursements in accordance with the Disbursement Notices relating to such disbursements, or (v) the costs incurred by Buyer for which it is requesting disbursement were not reasonably incurred by Buyer. Notwithstanding anything to the contrary in this Agreement or in the Dispute Notice, Escrow Holder shall disburse to Buyer the full disbursement sought in the disputed Disbursement Notice but Escrow Holder shall suspend future disbursements (i.e., those requested in Disbursement Notices delivered subsequent to Escrow Holder's receipt of a Dispute Notice) until either (i) Buyer and Seller deliver to Escrow Holder a notice that they have resolved their dispute (a 'Resolution Notice') or (ii) a 'Determination Notice' (as defined below) shall be delivered to Escrow Holder. A Resolution Notice or Determination Notice need not be given until any disbursements which Buyer has received in error (as agreed upon by the parties or as determined by arbitration) shall have been re-deposited by Buyer in the Post-Closing Reserve together with interest thereon from the date of the disputed disbursement until re-deposit at the rate of eight percent (8%) per annum.

                      "11.2.3.4    ARBITRATION OF DISPUTES.  IF SELLER
      SHALL DELIVER A DISPUTE NOTICE AND THE PARTIES ARE UNABLE TO RESOLVE THE DISPUTE WITHIN FIVE (5) BUSINESS DAYS FOLLOWING DELIVERY OF THE DISPUTE NOTICE, AT EITHER PARTY'S ELECTION, THE DISPUTE SHALL BE RESOLVED EXCLUSIVELY BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR CONDUCTED ACCORDING TO THE EXPEDITED PROCEDURES OF THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT ("AAA RULES"). UNLESS THE PARTIES OTHERWISE AGREE BETWEEN THEMSELVES, THE ARBITRATOR SHALL BE SELECTED ACCORDING TO THE AAA RULES. AS FAR AS IS PRACTICABLE, THE ARBITRATOR SELECTED SHALL HAVE AT LEAST TEN YEARS' EXPERIENCE IN COMMERCIAL REAL PROPERTY MATTERS INCLUDING AT LEAST FIVE YEARS' EXPERIENCE IN CONNECTION WITH REAL PROPERTY CONSTRUCTION IN THE STATE OF CALIFORNIA. EITHER PARTY MAY COMMENCE THE ARBITRATION BY FILING A DEMAND FOR ARBITRATION WITH THE AMERICAN ARBITRATION ASSOCIATION AT ANY TIME FOLLOWING THE FIFTH (5th) BUSINESS DAY AFTER SELLER DELIVERS A DISPUTE NOTICE AND PRIOR TO DELIVERY OF A RESOLUTION NOTICE RELATING TO SUCH DISPUTE. THE DETERMINATION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE PARTIES HERETO AND MAY NOT BE APPEALED. IT IS INTENDED THAT THE DETERMINATION OF THE ARBITRATOR SHALL BE GIVEN FULL FAITH AND CREDIT BY THE COURTS AND THAT THE COURTS SHALL ENTER ENFORCEABLE, RECORDABLE, EXECUTABLE JUDGMENT GIVING EFFECT TO THE ARBITRATOR'S DETERMINATION UPON THE REQUEST OF ANY PARTY HERETO. UPON CONCLUSION OF THE ARBITRATION, AND FOLLOWING BUYER'S DEPOSIT INTO THE POST-CLOSING RESERVE OF ANY DISBURSEMENT WHICH THE ARBITRATOR DETERMINED WAS DISBURSED IN ERROR (TOGETHER WITH INTEREST AS PROVIDED IN SECTION 11.2.3.3, ABOVE) THE PARTIES HERETO SHALL CAUSE THE ARBITRATOR TO FILE WITH ESCROW HOLDER WRITTEN NOTICE THAT THE ARBITRATION HAS BEEN CONCLUDED AND THAT DISBURSEMENTS FROM THE POST-CLOSING RESERVE SHALL RESUME ('DETERMINATION NOTICE'). ARBITRATION SHALL OCCUR IN SANTA CRUZ COUNTY, CALIFORNIA. THE COST OF THE ARBITRATION SHALL BE FIXED BY THE ARBITRATOR AND BORNE BY THE LOSING PARTY. ONLY LIMITED DISCOVERY SHALL BE PERMITTED, WITH SUCH LIMITED DISCOVERY CONSISTENT WITH THE EXPEDITED NATURE OF THE PROCEEDING AND THE PARTIES' DESIRE ONLY TO HAVE LIMITED DISCOVERY.

      "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

      "BUYER:   T.G.                   SELLER:   H.McK.B.
              --------                        -------------

                      "11.2.3.5    Disbursement Delays.  Notwithstanding
      anything to the contrary in this Agreement, if the time for disbursement pursuant to this Section 11.2.3 occurs prior to maturity of investments by Escrow Holder in an amount sufficient to pay the amount then due to Buyer, Escrow Holder shall pay to Buyer such portion of the amount due as can then be paid without penalty and with neither loss of principal nor loss of interest thereon at the rate provided for on such investment, and shall pay the balance due to Buyer as and when the balance can be paid without penalty or such loss and shall also pay to or as directed by Buyer the interest earned, from the 'Requested Disbursement Date' (as hereinafter defined) to the payment date, on the portion of such investment which is equal to the outstanding unpaid balance due to Buyer from time to time after the Requested Disbursement Date. As used in this Section 11.2.3.5, the 'Requested Disbursement Date' with respect to a particular Disbursement Notice means the date set forth in the Disbursement Notice for disbursement of funds from the Post-Closing Reserve.

                 "11.2.4 Final Release of Funds from the Post-Closing Reserve. Any Disbursement Notices must be delivered to Escrow Holder on or prior to the Second Anniversary. All funds on deposit in the Post-Closing Reserve on or after the Second Anniversary, except for any funds remaining to be disbursed pursuant to any Disbursement Notices delivered to Escrow on or prior to the Second Anniversary ('Pending Disbursements'), shall be disbursed to Seller within five
      (5) Business Days following the Second Anniversary. In the event that, after the Second Anniversary, Escrow Holder is notified (through Resolution Notices delivered by Buyer and Seller or a Determination Notice) that any funds being held as Pending Disbursements shall not be disbursed as originally sought by Buyer in a Disbursement Notice, such funds shall be disbursed within five (5) Business Days following Escrow Holder's receipt of such notice to Seller.

                 "11.2.5 Escrow Fees. Escrow Holder's escrow fees and charges relating to the Post-Closing Reserve shall be borne equally by Buyer and Seller. Escrow Holder may withhold such fees and charges, to the extent earned, out of disbursements to Buyer and Seller as follows: (1) Escrow Holder may withhold Seller's share of such fees from any disbursements to Seller under this Section 11.2 and (2) Escrow Holder may withhold Buyer's share of such fees from any disbursements to Buyer under this Section 11.2."

      10. Assignment. The second to last sentence of Section 18.4 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted: "Buyer shall not have the right to make any partial assignment, delegation or other transfer of its rights, duties and obligations under this Agreement; provided, however, notwithstanding any assignment and delegation by Buyer of its rights, duties and obligations under this Agreement, ScanlanKemperBard Companies shall have the right to retain all rights, duties and obligations of Buyer under Section 16 of the Agreement (the Put Option with respect to the Greenhills Property) and may separately assign such rights, duties and obligations of Buyer under
 Section 16 of the Agreement to any entity to whom an assignment is permitted under this Section 18.4."

      11. No Other Changes. Except as expressly modified or amended by this Amendment, the Original Agreement shall remain in full force and effect and be binding upon the parties in accordance with its terms.

      12. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


 SELLER:

 INPRISE CORPORATION, a Delaware
 corporation


 By /s/ Hobart McK. Birmingham
   ----------------------------------
 Print Name: Hobart McK. Birmingham
 Title: Chief Administrative Officer


 BUYER:

 SCANLANKEMPERBARD COMPANIES, an
 Oregon corporation


 By /s/ Todd M. Gooding
   ---------------------------------
 Print Name: Todd M. Gooding
 Title: Vice President





                                EXHIBIT "A"

                    DOCUMENTATION REGARDING FEE CREDITS

                               [SEE ATTACHED]



                                                      CITY OF SCOTTS VALLEY

  ONE CIVIC CENTER DRIVE   SCOTTS VALLEY, CALIFORNIA 95066   (408) 438-2324


                                        April 28, 1995


 Linda Gilcrest, Director of Corporate Real Estate
 Borland International
 100 Borland Way
 Scotts Valley, CA  95066

 Ref: Borland Campus Phase I Development Fees

 Dear Linda:

 In response to your letter of April 24, 1995, and based on the letters of Craig Ivancovich, the architect for the Borland Headquarters, the City acknowledges a development fee credit to Borland of $288,243. In the event you proceed with the construction of Phase II in the future, that construction will be given development fee credit in the amount of $288,243 consistent with the Development Agreement.


                                        Sincerely,

                                        /s/ Robert J. Hanna
                                        ---------------------------
                                        Robert J. Hanna
                                        Planning Director


 RJH:sa

 cc:  Chuck Comstock, City Manager
      Bob Logan, City Attorney
      Ken Anderson, Public Works Director





                            RESOLUTION NO. 1539

                  A RESOLUTION OF THE CITY COUNCIL OF THE
                           CITY OF SCOTTS VALLEY
                   ESTABLISHING THE AMOUNT OF CREDIT DUE
              BORLAND INTERNATIONAL FOR OFF-SITE IMPROVEMENTS


      WHEREAS, the City of Scotts Valley ("City") and the Redevelopment Agency of the City of Scotts Valley ("Agency") entered into an Owner Participation and Development Agreement ("Agreement") with Borland International, Inc. ("Property Owner") regarding the development of the former Santa's Village site; and

      WHEREAS, the Property Owner agreed to seek reimbursements established under that Agreement by way of a credit against development impact fees for related traffic impacts regarding the development of Phase II of the remaining property owned by Property Owner; and

      WHEREAS, the Property Owner has completed all of the improvements with a total cost of improvements of One Million One Hundred Eighty-nine Thousand Three Hundred Three Dollars ($1,189,303.00); and

      WHEREAS, the City/Agency obligation, pursuant to the Agreement, established the amount of the credit by deducting from the actual cost of improvements the amount of $300,000; and

      WHEREAS, the remaining amount due which may be credited to the Phase II part of the development is Eight Hundred Eighty-nine Thousand Three Hundred Three Dollars.

      NOW, THEREFORE, BE IT RESOLVED by the City Council of the City of Scotts Valley, having been advised by its Public Works Department that the amount of Eight Hundred Eighty-Nine Thousand Three Hundred Three Dollars ($889,303.00) has been established as the fee credit which may be used toward construction of Phase II of Borland Headquarters, as per the Agreement.

      This Resolution was PASSED and ADOPTED on the 5th day of April 1995, at a duly held meeting of the City Council of the City of Scotts Valley, California, by the following vote:

 AYES:     Miller, Lopez, Cavallaro, Schmidt, Shulman

 NOES:     None

 ABSENT:   None

 ABSTAIN:  None

                                        Approved: /s/ Michael Shulman
                                                 --------------------------
                                                 Michael Shulman, Mayor


                                        Attest:  /s/ Judi Coffman
                                                 --------------------------
                                                 Judi Coffman, City Clerk






                                EXHIBIT "B"

                      LETTER REGARDING RETROFIT COSTS


                               [SEE ATTACHED]




 January 24, 2000

 Mr. David Pogue
 Insignia/ES6
 160 West Santa Clara Street
 San Jose, CA  95113-1735

 Re:  Budget Estimate

 Dear David,

 Devcon is please to provide a budget estimate for various improvements at Inprise, located in Scotts Valley, CA. Our budget estimate is based on sketches provided by Nille Ostrgren & Associates. We offer the following pricing:

 1.  Provide approximately 2,600 lf of 1-hour rated
     tunnel corridors including demolition and
     replacement of finishes.                             $1,522,700.00

 2.  Add three (3) each stairways to the second and
     third floors.                                          $732,000.00

 3.  Add one (1) each freight elevator where an
     existing passenger elevator exists.                    $273,000.00

 4.  Add three (3) each stairways to the second and
     third floors using the existing atrium openings
     at each floor.                                         $526,260.00

 5.  Provide glass walls at tunnel corridors where
     they pass by atriums (200 lf total).
     a)  hollow metal and wire glass                         $91,300.00
     b)  fire light glass                                   $270,900.00

 6.  At the exterior landscape around the lake, add
     two (2) ea. stairways from grade elevation to
     the second floor, and two (2) ea.  Stairways
     from the second floor to the third floor.              $541,200.00

 All work is intended to match the existing architecture. Design, permit and fees are not included.

 If you have any questions, please call me at (831) 462-4333.


 Very Truly Yours,

 DEVCON CONSTRUCTION, INC.

 /s/ Ron Huett
 ------------------------------
     Ron Huett
     Project Manager


 cc:  Gary Fillzetti